FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30th, 2017

ALTERNATIVE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-34858	98-0568076
(State of Incorporation)	(Commission File Number)	(IRS EIN)

150 East 52nd St., Suite 1102

New York, NY  10022

(Address of principal executive offices) (Zip Code)

(917) 480-1169

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* This 8KA is filed solely to revise certain incorrect Issuer and EIN information which was erroneously entered in the original filing. All information filed under Item 5.02 was accurate and no changes are made herein.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 30th, 2017, Mr. Daniel Otazo, the previous Director, tendered his resignation. Mr. Otazo’s resignation was not a result of any disagreement with the Company. On December 1st, 2017, the Shareholders of the Corporation voted to elect Mr. Antonio Treminio as Director and CEO of the Company.

Mr. Treminio, 46, has over 20 years of experience in the financial markets with special focus on corporate financing for private and public companies. Over the years Mr. Treminio has assisted a number of different publicly traded companies meet and/or secure their capital requirements for expansion and/or growth.

Mr. Treminio has been previously employed by Dean Witter Reynolds, as well at PaineWebber and has been a successful investment banker, entrepreneur and has successfully help fund, grow and up-list several of his previous companies to markets such as NASDAQ, AMEX and the NYSE.

Mr. Treminio studied Business Administration at Loyalist, College in Belleville, Ontario, Canada in 1993. He is also member of renown Japan Karate Association, holds a first degree Blackbelt in Shotokan Karate.

ITEM 9.01

EXHIBITS

(d)  Exhibits.

10.1

Shareholder’s Resolution Appointing New Director

10.2

Resignation of Daniel Otazo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2018

ALTERNATIVE INVESTMENT CORPORATION

By:	/s/ Antonio Treminio
Antonio Treminio
Director, CEO & Interim CFO